UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 7, 2022

Perfect Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56335	00-0000000
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3F K’s Minamiaoyama 6-6-20 Minamiaoyama, Minato-ku, Tokyo 107-0062, Japan	107-0062
(address of principal executive offices)	(zip code)

81-90-6002-4978
(registrant’s telephone number, including area code)

N/A
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

Item 8.01 Other Events.

On December 7, 2022, our majority shareholder, White Knight Co., Ltd., a Japanese Company, owned and controlled by our sole officer & Director, Koichi Ishizuka, elected to convert its 10,000 shares of Series Z Preferred Stock of Perfect Solutions Group, Inc. into shares of Common Stock. This conversion has been approved by the Company, and the conversion became effective on December 7, 2022. Every 1 share of Series Z Preferred Stock was converted into 1,000,000 shares of Common Stock, for a total of 10,000,000,000 shares of Common Stock.

Following the above conversion, and as of December 7, 2022, there were 10,573,271,545 shares of Common Stock and 0 shares of Series Z Preferred Stock issued and outstanding.

The Conversion Agreement and Notice of Conversion are attached herein as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

NUMBER	EXHIBIT

99.1	Conversion Agreement and Notice of Conversion

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Perfect Solutions Group, Inc.

Dated: December 12, 2022	/s/ Koichi Ishizuka
Koichi Ishizuka Chief Executive Officer